Exhibit 10.8

合同编号：XF-JSFW-20120804
No. XF-JSFW-20120804

设备改造及专利技术许可使用协议

Equipment Upgrading and Patent Technology Licensing Agreement

许可方：江苏雪枫环保科技有限公司（以下简称“甲方”）
Licensor: Jiangsu Xuefeng Environmental Protection Science &Technology Co.,Ltd (hereinafter referred to as “Party A”)
被许可方：苏州市众和固体废物回收处理有限公司（以下简称“乙方”）
Licensee: Suzhou Zhonghe Solid Waste Recovery Processing Co.,Ltd (hereinafter referred to as “Party B”)

甲乙双方本着平等互利、诚实信用的原则，依照《中华人民共和国合同法》以及其他法律的相关规定，就甲方许可乙方使用其专利技术一事达成一致意见，订立如下条款，以兹共同遵守。
Under the principle of mutual benefit and good faith, in accordance with the PRC Contract Law and other relevant regulations, Party A and Party B entered into this agreement regarding the use of Party A’s patent technology.

一、 协议内容
    Ι. Content of Agreement
1、甲方使用其《垃圾无害化综合处理设备》专利技术对乙方现有设备进行升级，乙方向甲方支付技术升级费用；
1、Party A utilizes its patent technology of “comprehensive and harmless garbage processing equipment” to provide upgrade service to Party B’s existing equipments for payment;

2、乙方使用利用甲方专利技术升级之后的设备进行生产、工作，并向甲方支付技术许可使用费用。
2、Party B utilizes the equipments upgraded by the patent technology of Party A to perform manufacture and pays Party A the technology licensing fees.
二、期限
II. Term
1、 双方约定，甲方在2012年 8 月20日前完成设备升级。
     1、The parties agreed, Party A shall finish the equipment upgrade before August 20th 2012.
2、技术许可使用期限为五年，自设备升级改造完成后次月1日起计算。
2、The term of the technology licensing is 5 years and is accumulated since the 1st day of the month following the completion of the equipment upgrade.
三、服务费用及支付
III. Service Fee and Payment
1、自本合同签订之日起10日内，乙方向甲方支付设备升级服务费，即人民币  3,000,000  元 。
1、Within 10 days after signing the agreement, Party B shall pay Party A equipment upgrade service fee of RMB  3,000,000  Yuan.
2、乙方每年向甲方支付1,800,000人民币作为专利技术使用费用，第一年技术许可使用费用于2012年9月30日之前支付，并于每年许可使用期满前30日内支付下一年的许可使用费用。
2、Party B shall pay Party A an annual patent technology usage fee of RMB1,800,000 Yuan, with the first year amount to be paid before September 30th 2012 and the fee for each next year to be paid annually within 30 days before the licensing term is expired.
四、验收及运行
IV. Testing
1、甲方公司完成系统设备升级后三日内，乙方对改造升级结果经行验收，并出具验收单；乙方未在约定时间内经行验收并出具验收单的，视为甲方完成的 备改造、系统升级结果合格。
1. Party B shall go through the testing procedure for the results of equipment improvement and system upgrade and sign the testing report within 3 days since Party A completes the equipment improvement and system upgrade work. If Party A fails to go through the testing procedure and issue testing report within the scheduled time, the results shall be deemed qualified.

2、验收标准：符合乙方公司所提出的效果要求及国家相关行业验收标准；使大型生活垃圾分选处理设备处理能力达到甲方专利技术的最低要求标准。
2、Testing Standard: The equipment after improvement and upgrade shall meet the requirements proposed by Party B as well as the testing standards of relevant national industries. and shall enable the processing power of the large-scale household garbage sorting process equipment to reach the minimum standard of Party A’s patent technology.
3、乙方对甲方设备改造、系统升级结果验收之日起对该机器设备进行为期不高于一个月的试运行检验；试运行结束前五日内由甲乙双方共同出具《试运行评估报告》。
3、Party B shall perform trial operation to the machinery equipment for a period no more than one month since the start of testing; the two parties shall jointly sign a ‘Trial Operation Evaluation Report’ in 5 days prior to the end of trial operation.
五、权利归属
V. Ownership of Rights
1、本协议约定的期限内，乙方向甲方支付技术使用费用，取得该技术在经改造后设备上的使用权，本协议约定期限届满之后，乙方不可继续使用该技术。
1、Within the term of this agreement, Party B shall pay Party A the technology usage fee to acquire the right to use the technology on the equipment after upgrade. In addition, after the expiry of the agreement, Party B shall not continue to use the technology.
2、协议期满之后，乙方不再续签本技术使用合同的，甲方有权要求乙方对该设备进行技术专利的拆除，若发现其擅自使用专利技术的，有权追求其侵权 任。

2、After expiration of the agreement, in the event of Party B won’t renew the agreement, Party A is entitled to require Party B to dismantle the patent technology from the equipment, and if Party B is found utilizing the patent technology without authorization, Party A shall have the right to hold Party B liable for tort.
3、本协议履行期限内，对于乙方机械设备出现故障的，甲方需及时提供修复服务；
3、Within the term of the agreement, Party A shall provide equipment repair service in time when there are faults occurred to the equipment owned by Party B.
4、自乙方通知到达甲方之时起24小时之内由甲方给予回复，需甲方委派人员去乙方所在地提供维修的，由乙方提供路费以及食宿费用。
4、Party A shall made response to Party B within 24 hours upon the receipt of Party B’s notice. In case Party A needs to assign staff to perform repair service at Party B’s location, Party B shall bear the travelling expenses as well as board and lodging expenses.
六、双方的权利义务
VI. Rights and Obligations of the Parties
1、甲方利用《垃圾无害化综合处理设备》专利技术对乙方设备升级改造，保证其知识产权无瑕疵。
1、Party A utilizes its patent technology of “comprehensive and harmless garbage processing equipment” to upgrade the equipments of Party B and guarantees the intellectual property rights being flawless.
2、甲方应当在规定的时间内完成设备升级工作。
2、Party A shall finish the equipment upgrade within the stipulated time.
3、乙方应在本协议约定的时间内向甲方支付费用。
3、Party B shall pay Party A the relevant fees within the stipulated time.
4、合同履行期限内以及合同履行期满后，乙方均不得将该技术设备许可第三方使用，并在合同履行期限内以及合同履行期满后负有对该技术内容的保密义务，不得以任何方式向第三方透露、出卖该技术。
4、Within the agreement term and after expiry, Party B shall not be allowed to license the technology equipment to any third party and shall bear the confidentiality for the content of the technology without disclosing or selling the technology to any third party by all means.
5、乙方使用改进后的设备期间内，甲方应向乙方提供与该许可技术相关的所有信息资料，并在乙方出现技术问题时负责提供技术指导。
5、Within the period that Party B uses the upgraded equipments, Party A shall provide Party B with all the information related to this technology as well as the technical guidance when Party B has any technical questions.

七、违约责任
VII．Liability for Breach of Agreement
1、甲方违反本合同约定，利用他人技术对乙方设备改造，侵犯他人知识产权的，承担由此给乙方带来的一切损失。
1、Should Party A breach the terms of this agreement by utilizing others technology to perform equipment upgrade for Party B, Party A shall bear all the losses that bought to Party B for intellectual property infringement.
2、甲方超过规定期限未能完成对乙方设备的升级改造的，每延期一天向乙方支付1%的设备升级服务费作为违约金。
2、Should Party A can not finish the equipment upgrade for Party B within the stipulated time, Party A shall pay Party B liquidated damages equal to 1% of the equipment upgrade service fee for each overdue day.
3、乙方迟延支付合同价款的，每迟延一天应向甲方支付0.5%的合同金额作为违约金；违约金累计超过20%合同金额或者乙方无正当理由拒绝支付的，甲方有权解除合同。
3、Should Party B delay the payment according to the agreement, Party A  is entitled to 0.5% of the contract amount as liquidated damages. Should the accumulated liquidated damage exceed 20% of the contract amount or Party B refuses the payment without justified reasons, Party A is entitled to terminate the agreement.
4、乙方违反合同约定许可第三方使用该技术的，甲方有权解除合同，乙方并应向甲方支付50%合同金额作为违约金，违约金不足以弥补甲方所受损失的，乙方对不足部分进行赔偿。
4、Should Party B license the technology to a third party against the terms of the agreement, Party A shall be entitled to terminate the agreement and receive a liquidated damage equal to 50% of the agreement amount from Party B and in case the liquidated damage is not sufficient to cover the losses, Party B shall compensate accordingly.
八、纠纷处理
VIII．Settlement of dispute
甲乙双方由于履行本协议而产生纠纷的，可以协商解决，协商不成的，任何一方有权向有管辖权的人民法院提起诉讼。
Any disputes arising from the performance of the agreement shall be settled through negotiation, if failed; either party shall have the right to go to the competent people's court to file suits.
九、其他
IX. Others
本协议自甲乙双方签字盖章之日起生效，一式两份，甲乙双方各执一份，具有相同的法律效力。
The agreement shall come into effect after signature by the both parties. Two copies of this Contract separately held by both parties have equal legal effect.
本协议生效之后，甲乙双方有其他未尽事宜的，可另行签订书面协议作为本协议的补充。
Since the effective date, parties hereto may revise or supplement through entering into a written agreement if there were any other matters not included in the agreement.

  甲方：江苏雪枫环保科技有限公司 乙方：苏州市众和固体废物回收处理有限公司

Party A:	Jiangsu Xuefeng Environmental Protection Science &Technology Co.,Ltd	Party B:	Jiangsu Zhonghe Solid Waste Recovery Processing Co.,Ltd
	授权代表人： 袁力		授权代表人：李胜荣

Authorized representative:	Li Yuan	Authorized representative:	Shengrong Li
	2012 年 8 月 4 日		2012 年 8 月 4 日
	August 4th 2012		August 4th 2012